   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2003



                                                     REGISTRATION NO. 333-110374

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                            PARKER DRILLING COMPANY*
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          1381                         73-0618660
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                                                              JAMES W. WHALEN
       1401 ENCLAVE PARKWAY, SUITE 600           SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
             HOUSTON, TEXAS 77077                                 OFFICER
                (281) 406-2000                            PARKER DRILLING COMPANY
                                                      1401 ENCLAVE PARKWAY, SUITE 600
                                                            HOUSTON, TEXAS 77077
      (Address, Including Zip Code, and                        (281) 406-2000
    Telephone Number, Including Area Code)        (Name, Address, Including Zip Code, and
                                                                 Telephone
                                                 Number, Including Area Code, of Agent For
                                                                  Service)

                             ---------------------
                                   COPIES TO:

                           WILLIAM S. ANDERSON, ESQ.
                         BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
                             ---------------------


 * The companies listed on the next page in the Table of Additional Registrants are also included in this Form S-4 Registration Statement as additional Registrants.

                             ---------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                 STATE OR OTHER
                                                                JURISDICTION OF           I.R.S. EMPLOYER
                                                                INCORPORATION OR          IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER(1)           ORGANIZATION                NUMBER
-------------------------------------------------------         ----------------          ---------------
Anachoreta, Inc. ......................................  Nevada                             88-0103667
Canadian Rig Leasing, Inc. ............................  Oklahoma                           73-0972070
Choctaw International Rig Corp. .......................  Nevada                             73-1046415
Creek International Rig Corp. .........................  Nevada                             73-1046419
DGH, Inc. .............................................  Texas                              75-1726918
Indocorp of Oklahoma, Inc. ............................  Oklahoma                           73-1336355
Pardril, Inc. .........................................  Oklahoma                           73-0774469
Parker Aviation, Inc. .................................  Oklahoma                           73-1126372
Parker Drilling (Kazakstan), Ltd. .....................  Oklahoma                           73-1319753
Parker Drilling Company Eastern Hemisphere, Ltd. ......  Oklahoma                           73-0934907
Parker Drilling Company International Limited..........  Nevada                             73-1046414
Parker Drilling Company International, Inc. ...........  Delaware                           73-1566544
Parker Drilling Company Limited........................  Nevada                             73-1284516
Parker Drilling Company North America, Inc. ...........  Nevada                             73-1506381
Parker Drilling Company of Argentina, Inc. ............  Nevada                             73-1547267
Parker Drilling Company of Bolivia, Inc. ..............  Oklahoma                           73-0995324
Parker Drilling Company of Mexico, LLC.................  Nevada                             73-1670784
Parker Drilling Company of New Guinea, Inc. ...........  Oklahoma                           73-1331670
Parker Drilling Company of Niger, Inc. ................  Oklahoma                           73-1394204
Parker Drilling Company of Oklahoma, Incorporated......  Oklahoma                           73-0798949
Parker Drilling Company of Singapore, Ltd. ............  Oklahoma                           73-1080045
Parker Drilling Company of South America, Inc. ........  Oklahoma                           73-0760657
Parker Drilling Management Services, Inc. .............  Nevada                             73-1567200
Parker Drilling Offshore Corporation...................  Nevada                             76-0409092
Parker Drilling Offshore International, Inc. ..........  Cayman Islands                     76-0354348
Parker Drilling Offshore USA, L.L.C. ..................  Oklahoma                           72-1361469
Parker North America Operations, Inc. .................  Nevada                             73-1571180
Parker Offshore Resources, L.P. .......................  Oklahoma                           65-1166976
Parker Technology, Inc. ...............................  Oklahoma                           73-1326129
Parker Technology, L.L.C. .............................  Louisiana                          62-1681875
Parker Tools, LLC......................................  Oklahoma                           81-0588864
Parker USA Drilling Company............................  Nevada                             73-1097039
Parker USA Resources, LLC..............................  Oklahoma                           81-0588873
Parker-VSE, Inc. ......................................  Nevada                             75-1282282
PD Management Resources, L.P. .........................  Oklahoma                           65-1166974
Quail Tools, L.P. .....................................  Oklahoma                           72-1361471
Quail USA, LLC.........................................  Oklahoma                           82-0578885
Selective Drilling Corporation.........................  Oklahoma                           73-1284213
Universal Rig Service Corp. ...........................  Nevada                             73-1097040

---------------

(1) The address, including zip code, and telephone number, including area code, of each of the additional Registrant's principal executive offices is c/o Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, (281) 406-2000. The primary standard industrial classification code number of each of the additional Registrants is 1381.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 2003


PRELIMINARY PROSPECTUS

                                  $175,000,000

                            PARKER DRILLING COMPANY

                               OFFER TO EXCHANGE

                          9 5/8% SENIOR NOTES DUE 2013
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                                      FOR
                          ALL OUTSTANDING UNREGISTERED
                          9 5/8% SENIOR NOTES DUE 2013

     Parker Drilling Company is hereby offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $175,000,000 aggregate principal amount of its outstanding, unregistered 9 5/8% Senior Notes due 2013 (which we refer to as the private notes) that you now hold for an equal principal amount of 9 5/8% Senior Notes due 2013 (which we refer to as the exchange notes) with substantially identical terms. The exchange notes are registered under the Securities Act of 1933, as amended, and, as a result, will generally not be subject to the transfer restrictions applicable to the private notes. This exchange offer will
expire at 5:00 p.m., New York City time, on           , 2003, unless we extend
the expiration date. You must tender your private notes by the expiration date to obtain exchange notes and the liquidity benefits the exchange notes offer.

     We have agreed with the initial purchasers of the private notes to make this exchange offer and to register the issuance of the exchange notes after the initial sale of the private notes. This exchange offer applies to any and all private notes tendered by the expiration date.

     The exchange notes will be our general unsecured obligations and will rank pari passu with all of our existing and future senior indebtedness. The exchange notes will be guaranteed by substantially all of our direct and indirect domestic subsidiaries. The guarantees will rank pari passu with all of the existing and future senior indebtedness of our guarantor subsidiaries. The exchange notes will effectively rank junior in right of payment to all of our existing and future secured debt to the extent of the value of the assets securing such debt. The exchange notes will be effectively subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

     We will not list the exchange notes on any securities exchange. The exchange notes will have the same financial terms and covenants as the private notes. This prospectus includes additional information on the terms of the exchange notes, including, but not limited to, redemption and repurchase prices and covenants.

     INVESTING IN THE EXCHANGE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 7, FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE DECIDING TO EXCHANGE PRIVATE NOTES FOR EXCHANGE NOTES PURSUANT TO THIS EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus or the information is modified or superseded by a subsequently filed document.

     This prospectus incorporates by reference:

     - Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, as filed on September 26, 2003;


     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;


     - Our Proxy Statement on Schedule 14A, as filed on March 26, 2003; and

     - Our Current Reports on Form 8-K as filed on April 28, 2003, August 8, 2003, September 26, 2003, October 7, 2003 and October 31, 2003 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules).

     This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this exchange offer. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

     You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or telephone number:

                            PARKER DRILLING COMPANY
                        1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
                         ATTENTION: INVESTOR RELATIONS
                           TELEPHONE: (281) 406-2000

     You will not be charged for any of these documents that you request. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

     This summary highlights selected information about Parker Drilling Company, the exchange offer and the exchange notes. This summary is not complete and does not contain all of the information that is important to you. To understand the exchange offer fully and for a more complete description of the legal terms of the exchange notes, you should carefully read this entire prospectus, the accompanying letter of transmittal and the documents incorporated herein by reference, especially the risks of investing in the exchange notes discussed under "Risk Factors." In this prospectus, other than in "Description of the Exchange Notes" and unless the context requires otherwise, "Parker Drilling," "we," "us" and "our" refer to Parker Drilling Company and its subsidiaries and consolidated joint ventures.

                            PARKER DRILLING COMPANY

     We are a leading worldwide provider of contract drilling and drilling related services. Our principal executive offices are located at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and our telephone number is (281) 406-2000.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange

                                 - $1,000 principal amount of our 9 5/8% Senior
                                   Notes due 2013 registered under the
                                   Securities Act, which we refer to as exchange notes,

                                   for

                                 - each $1,000 principal amount of our
                                   unregistered 9 5/8% Senior Notes due 2013 issued on October 10, 2003 in a private offering, which we refer to as private notes.

                                 We sometimes will refer to the exchange notes and the private notes together as the notes. As of the date of this prospectus, there is $175,000,000 aggregate principal amount of private notes outstanding. See "The Exchange Offer."

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2003, unless
                                 we extend the expiration date. In that case, the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer. We will issue exchange notes on the expiration date or promptly after that date.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions which include, among other things, any applicable law or any applicable interpretation of the staff of the SEC which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange. See "The
                                 Exchange Offer -- Conditions."

Procedures for Participating
in the Exchange Offer.........   If you wish to participate in the exchange
                                 offer, you must complete, sign and date an original or faxed letter of transmittal in accordance with the instructions contained in the letter of transmittal accompanying this prospectus. Then you must mail, fax or deliver the completed letter of transmittal, together with the notes you wish to exchange and any other required documentation to JPMorgan Chase
                                 Bank, which is acting as exchange agent, on or before the expiration date. By signing the letter of transmittal, you will represent to and agree with us that,

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with anyone to participate in a distribution of the exchange notes; and

                                 - you are not an "affiliate," as defined in
                                   Rule 405 under the Securities Act, of Parker
                                   Drilling Company, or a broker-dealer
                                   tendering the private notes acquired directly from Parker Drilling Company for its own account.

                                 If you are a broker-dealer who will receive exchange notes for your own account in exchange for private notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Resale of Exchange Notes......   We believe that you may offer for resale,
                                 resell and transfer your exchange notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading "Procedures for Participating in the Exchange Offer." Our belief is based on interpretations of the SEC staff for other exchange offers that the SEC staff expressed in some of the SEC's no-action letters to other issuers in exchange offers like ours.

                                 We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

                                 If you are a broker-dealer that has received exchange notes for your own account in exchange for private notes that were acquired as a result of market-making or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. We have agreed that for a period of up to one year after the expiration date of this exchange offer, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

Special Procedures for
Beneficial Owners.............   If your private notes are held through a
                                 broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such private notes, you should contact your intermediary promptly and instruct it to surrender your private notes on your behalf.

                                 If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

Guaranteed Delivery
Procedures....................   If you wish to tender your private notes and
                                 you cannot meet the expiration date deadline, or you cannot deliver your private notes, the letter of transmittal or any other documentation on time, then you must surrender your private notes according to the guaranteed delivery procedures appearing below under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Acceptance of Private Notes
and Delivery of Exchange
Notes.........................   We will accept for exchange any and all private
                                 notes that are properly surrendered in the exchange offer and not withdrawn prior to the expiration date, if you comply with the procedures of the exchange offer. The exchange notes will be delivered promptly after the expiration date.

Withdrawal Rights.............   You may withdraw the surrender of your private
                                 notes at any time prior to the expiration date, by complying with the procedures for withdrawal described in "The Exchange Offer -- Withdrawal of Tenders."

Accounting Treatment..........   We will not recognize a gain or loss for
                                 accounting purposes as a result of the
                                 exchange.

Material Federal Income Tax
Exchange Agent................   The exchange of private notes for exchange
                                 notes should not be a taxable transaction for United States Federal income tax purposes. You should not have to pay federal income tax as a result of your participation in the exchange offer. See "Material United States Federal
                                 Income Tax Considerations."

Exchange Agent................   JPMorgan Chase Bank is serving as the exchange
                                 agent in connection with the exchange offer.
                                 JPMorgan Chase Bank also serves as trustee under the indenture governing the notes. The address, telephone number and facsimile number of the exchange agent are listed under the heading "The Exchange Offer -- Exchange Agent."

Failure to Exchange Private
Notes Will Adversely Affect
You...........................   If you are eligible to participate in this
                                 exchange offer and you do not surrender your private notes as described in this prospectus, you will not have any further registration or exchange rights. In that event, your private notes will continue to accrue interest until maturity in accordance with the terms of the private notes but will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered exchange notes, your private notes are likely to be a much less liquid security than before.

                               THE EXCHANGE NOTES

     The exchange notes have the same financial terms and covenants as the private notes. In this prospectus we sometimes refer to the private notes and the exchange notes together as the "notes." The exchange notes will evidence the same debt as the outstanding private notes which they replace. The private notes are, and the exchange notes will be, governed by the same indenture. The brief summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer........................   Parker Drilling Company

Notes Offered.................   $175,000,000 in aggregate principal amount of
                                 9 5/8% senior notes due 2013.

Maturity Date.................   October 1, 2013.

Interest Payment Dates........   April 1 and October 1 of each year, beginning
                                 on April 1, 2004. Interest will accrue from October 10, 2003, the issue date of the private notes.

Change of Control.............   If we experience specified kinds of changes of
                                 control, we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange Notes -- Repurchase at the Option of
                                 Holders -- Change of Control."


Ranking.......................   The exchange notes will be our general
                                 unsecured obligations. The exchange notes will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. However, the exchange notes will effectively rank junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. As of September 30, 2003, on an adjusted basis giving effect to the offering of the private notes, our borrowings of $50.0 million under our new senior secured credit facility and our use of proceeds collectively therefrom, we would have had approximately
                                 $577.7 million of indebtedness outstanding on a consolidated basis (including the notes), approximately $56.5 million of which would have been secured indebtedness.


Subsidiary Guarantees.........   The exchange notes will be jointly and
                                 severally guaranteed by substantially all of our domestic subsidiaries. The subsidiary guarantees will rank:

                                 - equal in right of payment with all of the
                                   existing and future senior unsecured
                                   indebtedness of our guarantor subsidiaries including the guarantees of our senior unsecured indebtedness;

                                 - effectively subordinated to all existing and
                                   future secured indebtedness of our
                                   subsidiaries and all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us, if any); and

                                 - senior in right of payment to any future
                                   subordinated indebtedness of our guarantor subsidiaries.


                                 As of September 30, 2003, on an adjusted basis giving effect to the offering of the private notes, our borrowings of $50.0 million under our new senior secured credit facility and our use of proceeds collectively therefrom, the subsidiary guarantees would rank:

                                 - equal in right of payment to $236.5 million
                                   of senior indebtedness of our guarantor
                                   subsidiaries, consisting of guarantees of our other unsecured senior indebtedness; and


                                 - effectively subordinated to $56.5 million of
                                   secured debt of our subsidiaries and all existing and future debt of our non-guarantor subsidiaries (excluding indebtedness and other liabilities owed to us, if any).


Mandatory Redemption..........   We will not be required to make mandatory
                                 redemption or sinking fund payments with respect to the exchange notes.

Optional Redemption...........   On and after October 1, 2008, we may redeem
                                 some or all of the exchange notes at the redemption prices set forth under "Description of the Exchange Notes -- Optional Redemption."

                                 Before October 1, 2006, we may redeem up to 35% of the notes with the proceeds of certain equity offerings at the redemption prices set forth under "Description of the Exchange
                                 Notes -- Optional Redemption."

Certain Covenants.............   The private notes were, and the exchange notes
                                 will be, issued under an indenture between Parker Drilling Company, the guarantor subsidiaries and JPMorgan Chase Bank, as trustee. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                 - sell assets;

                                 - pay dividends or make other distributions on
                                   capital stock or redeem or repurchase capital stock or subordinated indebtedness;

                                 - make investments;

                                 - incur or guarantee additional indebtedness;

                                 - create or incur liens;

                                 - enter into sale and leaseback transactions;

                                 - incur dividend or other payment restrictions
                                   affecting subsidiaries;

                                 - merge or consolidate with other entities;

                                 - enter into transactions with affiliates; and

                                 - engage in certain business activities.

                                 These covenants are subject to a number of important exceptions and qualifications.

Absence of Established Market
for the Exchange Notes........   The exchange notes will be new securities for
                                 which there is currently no market. Although
                                 Lehman Brothers Inc., Deutsche Bank Securities
                                 Inc. and Banc of America Securities LLC have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes.

                                  RISK FACTORS

     For a discussion of certain risks that you should consider before deciding to exchange private notes for exchange notes pursuant to this exchange offer, see "Risk Factors" beginning on page 7 of this prospectus.

                                  RISK FACTORS

     An investment in the exchange notes involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus, including the financial statements and related notes, before deciding to exchange your private notes for exchange notes pursuant to this exchange offer. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations would likely suffer.

RISK FACTORS RELATED TO OUR BUSINESS

  WE HAVE SUBSTANTIAL INDEBTEDNESS. OUR ABILITY TO SERVICE OUR DEBT OBLIGATIONS IS PRIMARILY DEPENDENT UPON OUR FUTURE FINANCIAL PERFORMANCE.


     We have substantial indebtedness in relation to our stockholders' equity. As of September 30, 2003, we had stockholders' equity of approximately $204.5 million compared to approximately:



     - $569.4 million of long-term debt, including the current portion and capital lease obligations;



     - $10.7 million of operating lease commitments; and



     - $10.4 million of standby letters of credit.



     Excluding operating lease commitments, approximately $1.4 million of those obligations are due in the fourth quarter of 2003 and approximately $114.8 million of those obligations are due in 2004, including $109.7 million of our 5.5% convertible notes. We intend to satisfy these obligations from cash currently on hand and cash generated from operations and, to the extent necessary, borrowings under our new senior secured credit facility.



     Our ability to meet our debt service obligations and capital expenditure requirements depends on our ability to generate positive cash flows from operations. We also are actively marketing for sale our non-core assets, which, as of September 30, 2003, were comprised of 16 land rigs and related inventory and spare parts located in Latin America and seven shallow water jackup rigs and four platform rigs located in the Gulf of Mexico. We have classified these assets as assets held for sale and recognized a non-cash impairment charge of approximately $54.0 million, which reduced the carrying value of these assets to approximately $142.7 million as of September 30, 2003. We may not be successful in selling these assets and it is possible that we will sell these assets for less than their carrying value.



     We realized positive cash flows from operations of $68.2 million for the first nine months of 2003, $7.0 million in 2002, $95.4 million in 2001 and $20.8 million in 2000. However, we have in the past, and may in the future, incur negative cash flows from operations. Our future cash flows from operations will be influenced by the demand for our drilling services, the utilization of our rigs, the dayrates that we receive for our rigs, general economic conditions and by financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to service our debt obligations, we may have to:


     - delay spending on maintenance projects and other capital projects, including the acquisition of additional rigs and other assets;

     - sell equity securities;

     - sell additional assets; or

     - restructure or refinance our debt.

     Our substantial debt could have important consequences to you. For example, it could:

     - result in a reduction of our credit rating, which would make it more difficult for us to obtain additional financing on acceptable terms;

     - require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt;

     - limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt and creating liens on our properties;

     - place us at a competitive disadvantage compared with our competitors that have relatively less debt; and

     - make us more vulnerable to downturns in our business.

     We cannot give you any assurances that, if we are unable to service our debt obligations, we will be able to sell equity securities, sell additional assets or restructure or refinance our debt. Our ability to generate sufficient cash flow from operations to pay the principal of and interest on our indebtedness is uncertain. In particular, if we do not meet our anticipated operating goals, we may be unable to repay the principal of our outstanding 5.5% convertible notes due in August 2004. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

  OUR CURRENT OPERATIONS AND FUTURE GROWTH MAY REQUIRE SIGNIFICANT ADDITIONAL CAPITAL, AND OUR SUBSTANTIAL INDEBTEDNESS COULD IMPAIR OUR ABILITY TO FUND OUR CAPITAL REQUIREMENTS.

     Our business requires substantial capital. We believe that we have or will generate sufficient funds to finance our planned capital expenditures, but we may require additional capital in the event of significant departures from our current business plan or unanticipated expenses. Sources of funding for our future capital requirements may include any or all of the following:

     - public offerings or private placements of equity and debt securities;

     - commercial bank loans;

     - capital leases; and

     - sales of assets.

     Due to our highly leveraged capital structure, additional financing may not be available to us, or, if it were available, it may not be available on a timely basis, on terms acceptable to us and within the limitations contained in the indenture governing our 10.125% senior notes, the documentation governing our new senior secured credit facility and the indenture that governs the private notes and will govern the exchange notes. Failure to obtain appropriate financing, should the need for it develop, could impair our ability to fund our capital expenditure requirements and meet our debt service requirements and could have an adverse effect on our business.

  RIG UPGRADES, REFURBISHMENT AND CONSTRUCTION PROJECTS ARE SUBJECT TO RISKS, INCLUDING DELAYS AND COST OVERRUNS, WHICH COULD HAVE AN ADVERSE IMPACT ON OUR RESULTS OF OPERATIONS.

     We often have to make upgrade and refurbishment expenditures for our rig fleet, such as when we move a rig from one location to another or when repairs are required in response to an inspection by a governmental authority. For example, in 2002, we were required to make repairs to two of our barge rigs in Nigeria due to inspections by the American Bureau of Shipping, resulting in downtime of a total of five months with no revenues from these rigs. Additionally, we may make substantial expenditures for the construction of additional new rigs. Rig upgrade, refurbishment and construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including the following:

     - shortages of material or skilled labor;

     - unforeseen engineering problems;

     - unanticipated actual or purported change orders;

     - work stoppages;

     - adverse weather conditions;

     - unanticipated cost increases; and

     - inability to obtain the required permits or approvals.

Significant cost overruns or delays would adversely affect our financial condition and results of operations. Additionally, capital expenditures for rig upgrades, refurbishment or construction projects could exceed our planned capital expenditures, impairing our ability to service our debt obligations.

  VOLATILE OIL AND NATURAL GAS PRICES IMPACT DEMAND FOR OUR DRILLING AND RELATED SERVICES.

     The success of our drilling operations is materially dependent upon the exploration and development activities of the major, independent and national oil and gas companies that make up our customer base. Oil and natural gas prices and market expectations can be extremely volatile, and therefore the level of exploration and production activities can be extremely volatile. Increases or decreases in oil and natural gas prices could have an impact on our customers' long-term exploration and development activities, which in turn could materially affect our business and financial performance. Generally, changes in the price of oil have a greater impact on our international operations while changes in the price of natural gas have a greater effect on our operations in the Gulf of Mexico.

     Demand for our drilling and related services also depends on other factors that are beyond our control, including:

     - the cost of producing and delivering oil and natural gas;

     - advances in exploration, development and production technology;

     - laws and government regulations, both in the United States and elsewhere;

     - the imposition or lifting of economic sanctions against foreign countries;

     - local and worldwide military, political and economic events;

     - the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and prices;

     - the level of production by non-OPEC countries;

     - weather conditions;

     - levels of consumer demand;

     - the availability of pipeline capacity; and

     - the policies of various governments regarding exploration and development of their oil and gas reserves.

     Fluctuations during the past several years in the demand and supply of oil and natural gas have contributed to, and are likely to continue to contribute to price volatility. Any sustained reduction in oil and natural gas prices would depress the level of exploration and production activity. This would in turn result in a corresponding decline in the demand for our drilling and related services and would adversely affect our business and financial performance.

  MOST OF OUR CONTRACTS ARE SUBJECT TO CANCELLATION BY OUR CUSTOMERS WITHOUT PENALTY WITH LITTLE OR NO NOTICE.

     Most of our contracts are terminable by our customers without penalty with relatively little or no notice, and customers are more likely to exercise their termination rights during depressed market conditions. A customer may decide to terminate a contract because they no longer need a rig or may be able to obtain a comparable rig at a lower dayrate. For instance, in Colombia, we had four drilling rigs working for a customer when the operator terminated our drilling contract in May 2002. Also, customers may seek to renegotiate the terms of their existing drilling contracts during depressed market conditions.

     Our customers may also seek to terminate drilling contracts if we experience operational problems. We specialize in drilling geologically challenging wells in locations that are difficult to access or involve harsh environmental conditions. If our equipment fails to function properly and cannot be repaired promptly, we cannot engage in drilling operations, and customers may have the right to terminate the drilling contracts. The likelihood that a customer may seek to terminate a contract for operational difficulties is increased during periods of market weakness. The cancellation or renegotiation of a number of our drilling contracts could adversely affect our financial performance.

  WE RELY ON A SMALL NUMBER OF CUSTOMERS, AND THE LOSS OF A SIGNIFICANT CUSTOMER COULD ADVERSELY AFFECT US.

     A substantial percentage of our sales has been made to a relatively small number of customers, and the loss of a major customer would adversely affect us. For the year ended December 31, 2002, ChevronTexaco Corporation, Tengizchevroil, a consortium led by ChevronTexaco and including Exxon Mobil Corporation, and Royal Dutch Shell accounted for approximately 17 percent, 13 percent and 10 percent, respectively, of our total revenues, including discontinued operations. Our ten most significant customers collectively accounted for approximately 66 percent of our total revenues in 2002, including discontinued operations. Our results of operations could be adversely affected if any of our major customers terminate their contracts with us, fail to renew our existing contracts or refuse to award new contracts to us.

  CONTRACT DRILLING IS HIGHLY COMPETITIVE AND THERE IS CURRENTLY SIGNIFICANT EXCESS DRILLING CAPACITY, WHICH DEPRESSES PRICES AND RIG UTILIZATION AND ADVERSELY AFFECTS OUR FINANCIAL PERFORMANCE. THE RENTAL TOOLS MARKET IS ALSO HIGHLY COMPETITIVE.


     The drilling and rental tools markets are highly competitive, and no single competitor is dominant. In the drilling market, a general oversupply of rigs has lasted for well over a decade. This oversupply has adversely affected our utilization rates, which were 47 percent for the twelve months ended September 30, 2003. Contract drilling companies compete primarily on a regional basis, and competition may vary significantly from region to region at any particular time. Many drilling and workover rigs can be moved from one region to another in response to changes in levels of activity and provided market conditions warrant, which may result in an oversupply of rigs in an area. In many markets in which we operate, the number of rigs available for use exceeds the demand for rigs, resulting in intense price competition. Most drilling and workover contracts are awarded on the basis of competitive bids, which also results in price competition. We believe that competition for drilling contracts will continue to be intense for the foreseeable future. If we cannot keep our rigs utilized, our financial performance will be adversely impacted. The rental tools market is also characterized by vigorous competition among several competitors. Many of our competitors in both the contract drilling and rental tools business possess significantly greater financial resources than we do.


  OUR INTERNATIONAL OPERATIONS COULD BE ADVERSELY AFFECTED BY TERRORISM, WAR, CIVIL DISTURBANCES, POLITICAL INSTABILITY AND SIMILAR EVENTS.


     We have operations in Bangladesh, China, Colombia, Indonesia, Kazakhstan, Kuwait, New Zealand, Nigeria, Papua New Guinea, Peru, Russia and Turkmenistan. Our international operations are subject to interruption, suspension and possible expropriation due to terrorism, war, civil disturbances, political instability and similar events. We may not be able to obtain insurance policies covering such risks, or such policies may only be available with premiums that are not commercially justifiable. For example, significant civil unrest in Nigeria has resulted in the suspension of drilling operations on two of our three rigs working in Nigeria. Both of the barge rigs were evacuated and were placed on force majeure rates, which are significantly less than our normal daily rates for these rigs. One of the barge rigs has returned to full operations while the second barge rig remains evacuated. We are unable to access, evaluate and repair any damage to the remaining evacuated barge rig due to the ongoing community unrest. Although we believe that any damage to this rig will be covered by our insurance policy, under the terms of our insurance coverage we are responsible for the first $250,000 of the cost of repairs plus 20 percent of the cost of repairs in excess of $250,000. The net book value of the rig was approximately $9.9 million as of September 30, 2003. We have estimated the total cost of repairing the damage to the rig to be approximately $7.5 million. Accordingly, we recorded a charge of approximately $1.7 million in the nine months ended September 30, 2003, to account for the portion of the estimated repair costs that will not be covered by insurance. It is possible that the cost of repairing the rig will exceed our initial estimate. Terrorism, war, civil disturbances and other hostilities are likely to occur in other foreign countries, including in the developing countries in which we have operations, and could adversely affect our business and financial performance.

  OUR INTERNATIONAL OPERATIONS ARE ALSO SUBJECT TO GOVERNMENTAL REGULATION AND OTHER RISKS.


     We derive a significant portion of our revenues from our international operations. In the twelve months ended September 30, 2003, we derived approximately 61 percent of our revenues from operations in countries outside the United States. Our international operations are subject to the following risks, among others:


     - foreign laws and governmental regulation;

     - terrorism, war, civil disturbances and other political events;

     - hiring and retaining skilled and experienced workers, many of which are represented by foreign labor unions;

     - unfavorable changes in foreign monetary and tax policies and unfavorable and inconsistent interpretation of foreign tax laws; and

     - foreign currency fluctuations and restrictions on currency repatriation.

     Our international operations are subject to the laws and regulations of a number of foreign countries. Risks that could affect our international operations include expropriation, nationalization and nullification or modification of contracts. Additionally, our ability to compete in international contract drilling markets may be adversely affected by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. For example, these types of regulations have resulted in the formation of a joint venture, AralParker CJSC, with a local Kazakhstan company to own two rigs that operate in the Tengiz field in Kazakhstan. Furthermore, our foreign subsidiaries may face governmentally imposed restrictions from time to time on their ability to transfer funds to us. While we attempt to limit these risks by transferring the risk of loss to the operators under our contracts, we cannot completely eliminate such risk.

     A significant portion of the workers we employ in our international operations are members of labor unions or otherwise subject to collective bargaining. We may not be able to hire and retain a sufficient number of skilled and experienced workers for wages and other benefits that we believe are commercially reasonable.

     Tax and other laws applicable to us in many of the countries in which we have operations are not always clearly written and their interpretation is often subject to inconsistent opinions among local, regional and national authorities. For example, in 2001, the Ministry of State Revenues of the Republic of Kazakhstan, or MSR, issued an Act of Audit to the Kazakhstan branch of one of our wholly-owned subsidiaries, assessing additional taxes of approximately $29.0 million for the years 1998 through 2000. We filed an Act of Non-Agreement that reimbursements for rig modifications should not be taxable in Kazakhstan and requested that the Act of Audit be revised accordingly. In 2002, the Supreme Court of Kazakhstan held that no additional taxes were payable by us. The MSR had until the end of March 2003 to appeal the decision. As of August 31, 2003, no appeal had been made by the MSR, but the MSR may petition to reopen the case if new material evidence is discovered. The United States Treasury Department has granted our petition for competent authority review, and has initiated ongoing competent authority proceedings with the MSR. The ultimate outcome of this dispute is not certain, and it is possible that the outcome could have an adverse effect on our financial performance. It is also possible that in the future we will be subject to similar disputes concerning taxation and other matters in Kazakhstan and other countries in which we do business, which disputes could have a material adverse effect on our financial performance.

     We have historically been successful in limiting the risks of currency fluctuation and restrictions on currency repatriation by obtaining contracts providing for payment in U.S. dollars or freely convertible foreign currencies. However, some countries in which we may operate could require that all or a portion of our revenues be paid in local currencies that are not freely convertible. In addition, some parties with which we do business may require that a portion of our revenues be paid in local currencies. To the extent possible, we limit our exposure to potentially devaluating currencies by matching the acceptance of local currencies to our expense requirements in those currencies. Although we have done this in the past, we may not be able to take these actions in the future, thereby exposing us to foreign currency fluctuations that could have a material adverse effect upon our results of operations and financial condition.

  WE ARE SUBJECT TO HAZARDS CUSTOMARY FOR DRILLING OPERATIONS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE IF WE ARE NOT ADEQUATELY INDEMNIFIED OR INSURED.

     Substantially all of our operations are subject to hazards that are customary for oil and gas drilling operations, including blowouts, reservoir damage, loss of well control, cratering, oil and gas well fires and natural disasters. Our offshore operations also are subject to hazards inherent in marine operations, such as capsizing, grounding, collision and damage from severe weather conditions. Our international operations are also subject to risks of terrorism, war, civil disturbances and other political events. Any of these risks could result in damage to or destruction of drilling equipment, personal injury and property damage, suspension of operations or environmental damage. We have had accidents in the past demonstrating some of these hazards. For example, in September 2003 a malfunction occurred on one of our jackup rigs in the Gulf of Mexico, which caused one side of the rig to become submerged in the water and resulted in the loss of certain drilling equipment overboard. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and we generally seek to obtain indemnification from our customers by contract for some of these risks. However, the laws of certain countries place significant limitations on the enforceability of indemnification. To the extent that we are unable to transfer such risks to customers by contract or indemnification agreements, we generally seek protection through insurance. However, there is no assurance that such insurance or indemnification agreements will adequately protect us against liability from all of the consequences of the hazards and risks described above. The occurrence of an event not fully insured or indemnified against, or the failure of a customer or insurer to meet its indemnification or insurance obligations, could result in substantial losses. In addition, there can be no assurance that insurance will be available to cover any or all of these risks, or, even if available, that insurance premiums or other costs will not rise significantly in the future, so as to make the cost of such insurance prohibitive.

  GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS, WHICH REDUCE OUR BUSINESS OPPORTUNITIES AND INCREASE OUR OPERATING COSTS, MIGHT WORSEN IN THE FUTURE.

     Government regulations control and often limit access to potential markets and impose extensive requirements concerning employee safety, environmental protection and pollution control. Environmental regulations, in particular, prohibit access to some markets and make others less economical, increase equipment and personnel costs and often impose liability without regard to negligence or fault. In addition, governmental regulations may discourage our customers' activities, reducing demand for our products and services. We may be liable for damages resulting from pollution of offshore waters and, under United States regulations, must establish financial responsibility in order to drill offshore.

  FAILURE TO RETAIN KEY PERSONNEL COULD HURT OUR OPERATIONS.

     We require highly skilled and experienced personnel to provide technical services and support for our drilling operations. To the extent that the demand for drilling services and the size of the worldwide rig fleet increase, shortages of qualified personnel could arise, creating upward pressure on wages and preventing us from attracting qualified personnel in a cost-effective manner.

     Additionally, we depend significantly on the experience of our senior management team, including, in particular, Robert L. Parker, Robert L. Parker Jr., Robert F. Nash and James W. Whalen. The unexpected loss of the services of any one of these persons could result in operating inefficiencies and lost business opportunities.

  OUR DEBT INSTRUMENTS CONTAIN RESTRICTIVE COVENANTS THAT MAY LIMIT OUR OPERATING FLEXIBILITY.

     The indentures governing our 10.125% senior notes, the private notes and the exchange notes and the agreement governing our new senior secured credit facility contain significant covenants that limit our ability to engage in various transactions. Our new senior secured credit facility will also require satisfaction of specified financial performance criteria. In addition, under each of these documents, the occurrence of specific events, in some cases after notice and grace periods, would constitute an event of default permitting acceleration of the respective indebtedness. These events include:

     - failure to comply with a document's covenants;

     - material inaccuracies of representations and warranties;

     - specified defaults under or acceleration of other indebtedness; and

     - events of bankruptcy or insolvency.

     The limitations imposed by our outstanding indebtedness are substantial, and failure to comply with them could have a material adverse effect on our business. We are in full compliance with our debt covenants as of the date of this prospectus.

RISKS RELATED TO THE EXCHANGE NOTES

  PAYMENT OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR SENIOR SECURED DEBT TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING THAT DEBT.

     The exchange notes and the guarantees related to these exchange notes are senior unsecured obligations of Parker Drilling Company and certain of our domestic subsidiaries that rank senior in right of payment to all current and future subordinated debt. Holders of our secured obligations, including obligations under our new senior secured credit facility, will have claims that are prior to claims of the holders of the exchange notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the exchange notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.


     We have granted the lenders under our new senior secured credit facility a security interest in all accounts receivable and substantially all other tangible and intangible assets of Parker Drilling Company and our material direct and indirect domestic subsidiaries, including substantially all of the personal property assets of our rental tool business. Also, one of our wholly-owned subsidiary guarantors has a secured promissory note payable to Boeing Capital Corporation that is collateralized by one of our Nigerian barge rigs. As of September 30, 2003, the outstanding principal amount of this note was approximately $6.5 million. In the event of a default on secured indebtedness, the parties granted security interests will have a prior secured claim on our assets and the assets of our subsidiaries. If the parties should attempt to foreclose on their collateral, our financial condition and the value of the exchange notes would be adversely affected.


  WE ARE A HOLDING COMPANY AND CONDUCT SUBSTANTIALLY ALL OF OUR OPERATIONS THROUGH OUR SUBSIDIARIES, WHICH MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     We conduct substantially all of our operations through our subsidiaries. As a result, our cash flows and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries to us. Any payment of dividends, distributions, loans or other payments from our subsidiaries to us could be subject to statutory restrictions. Payments to us by our subsidiaries also will be contingent upon the profitability of our subsidiaries. If we are unable to obtain funds from our subsidiaries we may not be able to pay interest or principal on the notes when due, or to redeem the notes upon a change of control, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

  THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY TRY TO SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES.

     Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

     - it could not pay its debts as they become due.

  WE MAY NOT BE ABLE TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specific change of control events affecting us, you will have the right to require us to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. Our ability to repurchase the exchange notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our senior secured credit facilities, the notes and other outstanding indebtedness. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available upon a change of control to make any required repurchases of this outstanding indebtedness.

  THERE WILL BE NO PUBLIC TRADING MARKET FOR THE EXCHANGE NOTES, AND YOUR ABILITY TO SELL YOUR EXCHANGE NOTES IS LIMITED.

     The exchange notes are new securities, and there is no existing public market for the exchange notes. We cannot assure you as to the liquidity of any markets that may develop for the exchange notes, the ability of holders of the exchange notes to sell their exchange notes or the price at which holders would be able to sell their exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so and any market-making activities may be discontinued by any of them at any time without notice. We do not intend to apply for listing of the exchange notes on any securities exchange.

  IF YOU WISH TO TENDER YOUR PRIVATE NOTES FOR EXCHANGE, YOU MUST COMPLY WITH THE REQUIREMENTS DESCRIBED IN THIS PROSPECTUS.

     You will receive exchange notes in exchange for private notes only after the exchange agent receives such private notes, a properly completed and duly executed letter of transmittal and all other required documentation within the time limits described below. If you wish to tender your private notes in exchange for exchange notes, you should allow sufficient time for delivery. Neither the exchange agent nor Parker Drilling has any duty to give you notice of defects or irregularities with respect to tenders of private notes for exchange. Private notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the private notes.

     In addition, if you tender your private notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds private notes acquired for its own account as a result of market-making or other trading activities and who receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes.

  IF YOU DO NOT EXCHANGE YOUR PRIVATE NOTES, YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     We will issue exchange notes in exchange for the private notes after the exchange agent receives your private notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your notes for exchange. Notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

     If you do not participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds private notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any private notes are not tendered in the exchange or are tendered but not accepted, the trading market for such notes could be negatively affected due to the limited amount of notes expected to remain outstanding following the completion of the exchange offer.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained in or incorporated by reference into this prospectus, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions, including any statements regarding:

     - prices and demand for oil and natural gas;

     - levels of oil and natural gas exploration and production activities;

     - demand for contract drilling and drilling related services and demand for rental tools;

     - our future operating results, including our efforts to reduce costs and our projected net loss from continuing operations;

     - our future rig utilization, dayrates and rental tool activity;

     - our future capital expenditures and investments in the acquisition and refurbishment of rigs and equipment;

     - reducing our debt, including our liquidity and the sources and availability of funds to reduce our debt;

     - future sales of our assets;

     - the outcome of pending and future legal proceedings, including the outcome of our dispute with the Ministry of State Revenues of the Republic of Kazakhstan;

     - our recovery of insurance proceeds in respect of our damaged rigs in Nigeria and the Gulf of Mexico;

     - maintenance of the borrowing base under our new senior secured credit facility; and

     - expansion and growth of our operations.

In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "may," "should," "will" and "would" or similar words. Forward-looking statements are based on certain assumptions and analyses made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are relevant. Although our management believes that their assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control. The factors listed in the "Risk Factors" section of this prospectus, as well as any other cautionary language contained in or incorporated by reference into in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Each forward-looking statement speaks only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to exchange your private notes for exchange notes, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and the documents incorporated herein by reference could have a material adverse effect on our business, results of operations and financial condition.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy certain obligations of Parker Drilling under our registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes. In exchange for issuing the exchange notes as contemplated in this exchange offer, we will receive private notes in the same principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the private notes, except as described below under the heading "The Exchange Offer -- Terms of the Exchange Offer." The private notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be re-issued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated.


NINE MONTHS ENDED                               FOUR MONTHS    FISCAL YEAR
  SEPTEMBER 30,      YEAR ENDED DECEMBER 31,       ENDED          ENDED
-----------------   -------------------------   DECEMBER 31,   AUGUST 31,
 2003      2002     2002   2001   2000   1999       1998          1998
 ----     -------   ----   ----   ----   ----   ------------   -----------
   (UNAUDITED)
 0.4x      0.5x     0.6x   1.2x   0.7x   0.4x       0.1x          1.0x



     The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings, as defined. Earnings include income (loss) from continuing operations before income taxes, minority interest and income (loss) from equity investees, plus fixed charges. Fixed charges include interest expense and the interest factor of lease obligations. Fixed charges exceeded earnings by approximately $23.7 million for the nine months ended September 30, 2003, approximately $18.4 million for the nine months ended September 30, 2002, approximately $20.4 million for the year ended December 31, 2002, approximately $16.6 million for the year ended December 31, 2000, approximately $34.0 million for the year ended December 31, 1999 and approximately $16.8 million for the four months ended December 31, 1998.


     As of the date of this prospectus, we have no preferred stock outstanding.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following tables present selected historical consolidated financial data derived from the unaudited financial statements of Parker Drilling for the nine months ended September 30, 2003 and 2002 and the audited financial statements of Parker Drilling for the years ended December 31, 2002, 2001, 2000 and 1999, the four months ended December 31, 1998 and the fiscal year ended August 31, 1998. In the opinion of management, the interim financial data include all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of results for the interim period. In June 2003, our board of directors approved a plan to sell our non-core assets, which included, as of September 30, 2003, our Latin American assets, consisting of 16 land rigs and related inventory and spare parts, and our U.S. offshore assets, consisting of seven jackup and four platform rigs. The two operations that constitute this plan of disposition meet the requirements of discontinued operations under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, our consolidated financial statements for the nine months ended September 30, 2002, the years ended December 31, 2002, 2001, 2000 and 1999, the four months ended December 31,1998 and the fiscal year ended August 31, 1998 have been reclassified to present our Latin America operations and our U.S. jackup and platform drilling operations as discontinued operations. The financial data for the year ended December 31, 2000 also have been reclassified to reflect the adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, No. 44, and No. 64, Amendment of FASB Statement No. 13, and Technical Corrections," which resulted in the reclassification of the extraordinary gain on early extinguishment of debt to other income and the related deferred taxes to income tax expense. The following financial data are qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes incorporated by reference into this prospectus.



                              NINE MONTHS ENDED                                                        FOUR MONTHS    FISCAL YEAR
                                SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,                   ENDED          ENDED
                            ---------------------   ------------------------------------------------   DECEMBER 31,   AUGUST 31,
                              2003        2002        2002         2001         2000         1999        1998(1)        1998(1)
                            ---------   ---------   ---------   ----------   ----------   ----------   ------------   -----------
                                 (UNAUDITED)
                                                                   (DOLLARS IN THOUSANDS)
Total drilling and rental
  revenues(2).............  $228,852    $ 257,109   $ 310,205   $  357,470   $  255,005   $  211,237    $   83,896    $  310,524
Income (loss) from
  continuing operations...   (34,920)      (9,641)    (15,279)         985      (16,258)     (28,416)      (13,381)       (5,127)
Net income (loss).........   (97,265)    (103,722)   (114,054)      11,059      (19,045)     (37,897)      (14,633)       28,092
Income (loss) from
  continuing operations
  per share...............     (0.37)       (0.10)      (0.16)        0.01        (0.20)       (0.37)        (0.17)        (0.07)
Net income (loss) per
  share...................     (1.04)       (1.12)      (1.23)        0.12        (0.23)       (0.49)        (0.19)         0.36
Total assets(3)...........   864,764      953,325     953,325    1,105,777    1,107,419    1,082,743     1,159,326     1,200,544
Total long-term debt,
  including current
  portion(3)..............  $569,360    $ 589,930   $ 589,930   $  592,172   $  597,627   $  653,631    $  661,883    $  651,559


---------------

(1) In 1998, Parker Drilling changed its fiscal year end from August 31 to December 31.


(2) Effective in 2003, we changed our accounting for reimbursable costs. In prior years, we netted the reimbursement with the cost in the Statement of Operations. Beginning in 2003, we have recorded the reimbursements as operating revenues and the costs in operating expense. There is no effect on total operating income. In this presentation, the nine-month periods ended September 30, 2003 and 2002 have been reclassified to conform to this accounting change. The years ended December 31, 2002, 2001, 2000 and 1999, the four months ended December 31, 1998 and the fiscal year ended August 31, 1998 have not been reclassified, because the reimbursables in such years are considered to be immaterial.


(3) Balance sheet data are as of the ends of the periods presented.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We sold the private notes on October 10, 2003, to Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as initial purchasers in a private offering pursuant to a purchase agreement. These initial purchasers subsequently sold the private notes to:

     - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A; and

     - persons in offshore transactions in reliance on Regulation S under the Securities Act.

     As a condition to the initial sale of the private notes, we and the initial purchasers entered into a registration rights agreement on October 10, 2003. Pursuant to the registration rights agreement, we agreed to:

     - file with the SEC a registration statement under the Securities Act with respect to the exchange notes no later than 90 days after October 10, 2003;

     - use our commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act within 180 days after October 10, 2003; and

     - unless the exchange offer would not be permitted by applicable law or SEC policy, to commence the exchange offer and to use our commercially reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the registration statement was declared effective by the SEC, exchange notes in exchange for all private notes tendered prior thereto in the exchange offer.

     The registration rights agreement provides, among other things, that if we default in our obligations to take required actions to make the exchange offer within the required time periods described above, then we will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of liquidated damages for all defaults of $.50 per week per $1,000 principal amount of notes.

     We agreed to issue and exchange the exchange notes for all private notes properly surrendered and not withdrawn before the expiration of the exchange offer. The summary in this document of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement. WE URGE YOU TO READ THE ENTIRE REGISTRATION RIGHTS AGREEMENT CAREFULLY. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

TERMS OF THE EXCHANGE OFFER

     Based on the terms and conditions in this prospectus and in the letter of transmittal, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes properly surrendered pursuant to the exchange offer and not withdrawn prior to the expiration date. Private notes may be surrendered only in integral multiples of $1,000. The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

     - the exchange notes will have a different CUSIP number from the private notes;

     - the exchange notes will be registered for the exchange offer under the Securities Act and, therefore, the exchange notes will not bear legends restricting the transfer of the exchange notes; and

     - holders of the exchange notes will not be entitled to any of the registration rights of holders of private notes under the registration rights agreement, which will terminate upon the consummation of the exchange offer.

     The exchange notes will evidence the same indebtedness as the private notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, that authorized the issuance of the private notes. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

     As of the date of this prospectus, $175,000,000 in aggregate principal amount of the private notes is outstanding. All of it is registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Solely for
reasons of administration, we have fixed the close of business on           ,
2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the private notes entitled to participate in this exchange offer.

     In connection with the exchange offer, neither the General Corporation Law of the State of Delaware nor the indenture governing the notes gives you any appraisal or dissenters' rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

     For all relevant purposes, we will be regarded as having accepted properly surrendered private notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of private notes for the purposes of receiving the exchange notes from us.

     If you surrender private notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described under "-- Fees and Expenses" below.

     By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under "-- Representations on Tendering Private Notes" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The "expiration date" is 5:00 p.m., New York City time on           , 2004,
unless we, in our sole discretion, extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.


     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written notice; and

     - issue a press release or other public announcement which will include disclosure of the approximate number of private notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right:

     - to delay accepting any private notes;

     - to extend the exchange offer; or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

     Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business days period.

     We will have no obligation to publish, advertise, or otherwise communicate any public announcement of any delay, extension, amendment or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will accrue interest on the same terms as the private notes, i.e., at the rate of 9 5/8% per year from October 10, 2003, the date we issued the private notes, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2004.

RESALE OF THE EXCHANGE NOTES

     We believe that you will be allowed to resell the exchange notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of the Securities Act, if you can make the three representations set forth above under "Prospectus
Summary -- Summary of the Exchange Offer -- Procedures for Participating in the Exchange Offer." However, if you intend to participate in a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. In addition, you cannot be an "affiliate" of Parker Drilling Company as defined under Rule 405 of the Securities Act, or a broker-dealer tendering the private notes acquired directly from Parker Drilling Company for its own account. You are required to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

     We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this exchange offer in the same way as it has treated others in the past. If our belief is wrong, or if you cannot truthfully make the representations described above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

     A broker-dealer that has bought private notes for market-making or other trading activities has to deliver a prospectus in order to resell any exchange notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its exchange notes. In addition, a broker-dealer which has acquired the private notes for its own account as a result of market-making or other trading activities may participate in the exchange offer if it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes. We have agreed in the registration rights agreement to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies in the letter of transmittal for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective. See "Plan of Distribution" for more information regarding broker-dealers.

PROCEDURES FOR TENDERING

     If you wish to surrender private notes you must do the following:

     - properly complete, sign and date the letter of transmittal (or a facsimile of the letter of transmittal);

     - have the signatures on the letter of transmittal (or facsimile) guaranteed if required by the letter of transmittal; and

     - mail or deliver the letter of transmittal (or facsimile) together with your private notes and any other required documents to the exchange agent at the address appearing below under "-- Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the expiration date.

     In addition, either:

     - certificates for such private notes must be received by the exchange agent along with the letter of transmittal;

     - a timely confirmation of a book-entry transfer of the private notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below under "-- Book-Entry Transfer," must be received by the exchange agent prior to the expiration date; or

     - you must comply with the procedures described below under "-- Guaranteed Delivery Procedures."

     In order for the tender to be effective, the exchange agent must receive the private notes, a completed letter of transmittal and all other required documents before 5:00 p.m., New York City time, on the expiration date.

     The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk, and the delivery will be deemed made only when actually received or confirmed by the exchange agent.

     As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service, property insured. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. Do not send the letter of transmittal or any private notes to us. You may ask your broker, dealer, commercial bank, trust company or nominee to perform these transactions for you.

     If you do not withdraw your surrender of private notes prior to the expiration date, you will be regarded as agreeing to surrender the exchange notes in accordance with the terms and conditions in this exchange offer.

     If you are a beneficial owner of the private notes and your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your private notes, you should contact your intermediary promptly and instruct it to surrender the private notes on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

     By tendering, you will make the representations described below under "-- Representations on Tendering Private Notes." In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

     Your tender and our acceptance of the tender will constitute the agreement between you and us set forth in this prospectus and in the letter of transmittal.

SIGNATURE ON LETTER OF TRANSMITTAL

     Signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders," as the case may be, must generally be guaranteed by an eligible institution. You can submit the letter of transmittal without guarantee if you surrender your private notes (i) as a registered holder and you have not completed the box titled "Special Delivery Instruction" on the letter of transmittal or (ii) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by:

     - a member firm of a registered national securities exchange or of the NASD;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If you sign the letter of transmittal even though you are not the registered holder of any private notes listed in the letter of transmittal, your private notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize you to tender the private notes on behalf of the registered holder and must be signed by the registered holder as the registered holder's name appears on the private notes.

     In connection with any surrender of private notes in definitive certificated form, if you sign the letter of transmittal or any private notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

ACCEPTANCE OF TENDERED PRIVATE NOTES

     All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered private notes, will be determined by us in our sole discretion, which will be final and binding.

     We reserve the absolute right:

     - to reject any and all private notes not properly surrendered;

     - to reject any private notes if our acceptance of them would, in the opinion of our counsel, be unlawful; and

     - to waive any defects, irregularities or conditions of surrender as to particular private notes.

     Unless waived, you must cure any defects or irregularities in connection with surrenders of private notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of private notes, neither we, the exchange agent nor anyone else will be liable for failure to give such notice. Surrenders of private notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

     We do not currently intend to acquire any private notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. To the extent permitted by applicable law, we also reserve the right in our sole discretion to purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

REPRESENTATIONS ON TENDERING PRIVATE NOTES

     By surrendering private notes pursuant to the exchange offer, you will be telling us that, among other things,

     - you have full power and authority to surrender, sell, assign and transfer the private notes tendered;

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you are not an "affiliate", as defined in Rule 405 under the Securities Act, of Parker Drilling Company, or a broker-dealer tendering the private notes acquired directly from us for its own account;

     - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

     - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the exchange notes, and you cannot rely on the position of the SEC staff in their no-action letters;

     - you understand that a secondary resale transaction described above and any resales of exchange notes obtained by you in exchange for private notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

     - we will acquire good, marketable and unencumbered title to the private notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the private notes are accepted by us.

     If you are a broker-dealer and you will receive exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

RETURN OF PRIVATE NOTES

     If any surrendered private notes are not accepted for any reason described here or if private notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those private notes will be returned, at our cost, to (i) the person who surrendered them or (ii) in the case of private notes surrendered by book-entry transfer, the exchange agent's account at DTC. Any such private notes will be returned to the surrendering person or credited to an account maintained with DTC promptly.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the private notes at DTC for purposes of facilitating the exchange offer within two business days after the date of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in DTC's systems may make book-entry delivery of private notes by causing DTC to transfer the private notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at DTC, you must transmit the letter of transmittal with any required signature guarantees and any other required documents to the exchange agent at the address appearing below under "-- Exchange Agent" for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to surrender your private notes and (i) your private notes are not readily available so you cannot meet the expiration date deadline or (ii) you cannot deliver your private notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may still participate in the exchange offer if:

     - the surrender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

        the name and address of the holder, the certificate number(s) of the private notes, if applicable, and the principal amount of private notes surrendered;

     - a statement that the surrender is being made thereby;

     - a guarantee that, within five New York Stock Exchange ("NYSE") trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a book-entry confirmation, and any other required documents, will be deposited by the eligible institution with the exchange agent; and

     - the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered private notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the expiration date.

     The exchange agent will send you a notice of guaranteed delivery upon your request if you wish to surrender your private notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your surrender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a surrender of private notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the private notes to be withdrawn;

     - identify the private notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the private notes; and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered.

     All questions as to the validity, form, eligibility and time of receipt of notices will be determined by us, in our sole discretion, and our determination shall be final and binding upon all parties. Any private notes so withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer, and no exchange notes will be issued unless the private notes so withdrawn are validly re-tendered. Properly withdrawn private notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and we may terminate the exchange offer as provided in this prospectus before the acceptance of those private notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied or waived prior to the expiration of the exchange offer:

     - any law, statute, rule or regulation is proposed, adopted or enacted, or the staff of the SEC interprets any existing law, statute, rule or regulation in a manner, which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer;

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer; or

     - any governmental approval, which we deem necessary for the consummation of the exchange offer, has not been obtained.

     If we determine in our sole discretion that any of these conditions are not satisfied, we may:

     - refuse to accept any private notes and return all tendered private notes to the tendering holders;

     - extend the exchange offer and retain all private notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the private notes to withdraw their tendered private notes; or

     - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes which have not been withdrawn. If that waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer to the extent required by law.

     The conditions listed above are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

     The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the registration rights agreement benefiting the holders of the private notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any case we are under a continuing obligation, for a period of up to one year after the expiration date of this exchange offer, to use our commercially reasonable best efforts to keep the registration statement effective and to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

EXCHANGE AGENT

     We have appointed JPMorgan Chase Bank as the exchange agent for the exchange offer. You should direct any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent, addressed as follows:

BY MAIL, HAND OR OVERNIGHT COURIER:

                              JPMorgan Chase Bank
                          2001 Bryan Street, Floor 10
                              Dallas, Texas 75201
                             Attention: Frank Ivins

BY FACSIMILE:

                                 (214) 468-6494

CONFIRM BY TELEPHONE:

                                 (800) 275-2048

     JPMorgan Chase Bank also serves as trustee under the indenture governing the notes.

FEES AND EXPENSES

     We will pay for the expenses of this exchange offer. The principal solicitation for tenders of private notes is being made by mail. However, additional solicitation may be made by telegraph, facsimile transmission, e-mail, telephone or in person by our officers and regular employees.

     We have not retained a dealer-manager in connection with the exchange offer, and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

     We will pay any transfer taxes applicable to the exchange of private notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of taxes or of an exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value as the private notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the private notes over the remaining term of the notes.

CONSEQUENCE OF FAILURE TO EXCHANGE

     YOU DO NOT HAVE TO PARTICIPATE IN THE EXCHANGE OFFER. You should carefully consider whether to accept the terms and conditions of this exchange offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the exchange offer.

     Private notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3)(iii) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     - so long as the private notes are eligible for resale under Rule 144A under the Securities Act, to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available;

     - pursuant to an effective registration statement under the Securities Act; or

     - pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with all other applicable securities laws.

     See "Risk Factors" for more information about the risks of not participating in the exchange offer.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The private notes were, and the exchange notes will be, issued under an indenture among Parker Drilling Company, the Guarantors and JPMorgan Chase Bank, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the United States Trust Indenture Act of 1939, as amended.

     The exchange notes have the same financial terms and covenants as the private notes. In this prospectus we sometimes refer to the private notes and the exchange notes together as the "notes." The exchange notes will evidence the same debt as the outstanding private notes which they replace.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and are available to you as set forth under "Where You Can Find More Information." You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description of the exchange notes, the terms "Company," "we," "us" and "our" refer only to Parker Drilling Company and not to any of its subsidiaries or consolidated joint ventures.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. See
"-- Book-Entry, Delivery and Form -- Depositary Procedures."

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The notes will be:

     - general unsecured obligations of the Company;

     - senior in right of payment to all existing and future subordinated Indebtedness of the Company;

     - pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Company;

     - effectively junior in right of payment to the Company's existing and future secured Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing that Indebtedness; and

     - unconditionally guaranteed by the Guarantors on a senior basis.


     As of September 30, 2003, after giving effect to the offering of the private notes, our borrowings under the Credit Agreement and the application of the collective net proceeds thereof, the Company (excluding its subsidiaries) would have had total Indebtedness of approximately $577.7 million, of which approximately:



     - $56.5 million would have been secured Indebtedness;


     - $236.5 million would have been pari passu with the notes; and

     - $109.7 million would have been contractually subordinated to the notes.

  THE GUARANTEES

     The notes are guaranteed by all of the Company's Domestic Subsidiaries. In addition, the notes will be guaranteed by Parker Drilling Offshore International, Inc., one of the Company's foreign Subsidiaries, for so long as it guarantees the Company's 10.125% senior notes due 2009. These subsidiaries are the same subsidiaries that guarantee the Company's Credit Agreement and the 10.125% senior notes.

     Each guarantee of the notes is:

     - a general unsecured obligation of the Guarantor;

     - senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor;

     - pari passu in right of payment with any existing and future senior unsecured Indebtedness of that Guarantor; and

     - effectively junior in right of payment to that Guarantor's existing and future secured Indebtedness, including its guarantee of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing that Indebtedness.


     As of September 30, 2003, and after giving effect to the guarantees of the Company's obligations under the notes and the Credit Agreement, the Guarantors would have had total Indebtedness of approximately $468.0 million, of which approximately:



     - $56.5 million would have been secured Indebtedness, $50.0 million of which consists of their guarantees of the Company's obligations under the Credit Agreement; and


     - $236.5 million would have been pari passu with their guarantees of the Company's obligations under the notes.


     Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of September 30, 2003, the non-guarantor subsidiaries had total liabilities (including trade payables) of approximately $48.5 million and held approximately 9 percent of our consolidated total assets. The guarantor subsidiaries generated approximately 83 percent of our consolidated revenues in the nine-month period ended September 30, 2003. See footnote 11 to our consolidated financial statements for the nine months ended September 30, 2003 included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which is incorporated by reference into this prospectus, for more detail about the division of the revenues and assets between the Company, the Guarantors and our non-guarantor subsidiaries.


     The indenture permits us and our Subsidiaries to incur additional Indebtedness, including senior secured Indebtedness under the Credit Agreement. The indenture does not impose any limitation on the incurrence by our subsidiaries of liabilities that are not considered Indebtedness.

     As of the date notes were first issued, substantially all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     The Company previously issued the private notes with an initial maximum aggregate principal amount of $175.0 million. The Company may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The private notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for purposes of this "Description of the Exchange Notes" section, reference to the notes includes the private notes, the exchange notes and any additional notes actually issued. The Company will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 1, 2013.

     Interest on the notes will accrue at the rate of 9.625% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2004. The Company will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of record has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders. See "-- Book-Entry, Delivery and Form -- Depositary Procedures."

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. See "-- Book Entry, Delivery and Form."

SUBSIDIARY GUARANTEES

     The notes will be guaranteed by each of the Company's current and future Domestic Subsidiaries. In addition, Parker Drilling Offshore International, Inc., one of the Company's foreign subsidiaries, will guarantee the notes for so long as it guarantees the Company's 10.125% senior notes due 2009. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the Exchange Notes -- The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement, pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales."

     Notwithstanding the foregoing, any Guarantor may merge with another Subsidiary that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating that Guarantor in another jurisdiction so long as the amount of our Indebtedness and the Indebtedness of our Restricted Subsidiaries is not increased as a result of the merger.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales;" or

          (2) in connection with any sale of such amount of Capital Stock as would result in such Guarantor no longer being a Subsidiary to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales;" or

          (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions described under "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries;" or

          (4) upon Legal Defeasance or Covenant Defeasance as described under "-- Legal Defeasance and Covenant Defeasance."

     In addition, the Subsidiary Guarantee of Parker Drilling Offshore International, Inc. shall be automatically released and terminated upon the release, termination or satisfaction of Parker Drilling Offshore International, Inc.'s guarantee of the Company's 10.125% senior notes due 2009.

OPTIONAL REDEMPTION

     At any time prior to October 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.625% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company's option prior to October 1, 2008.

     On and after October 1, 2008, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2008........................................................   104.813%
2009........................................................   103.208%
2010........................................................   101.604%
2011 and thereafter.........................................   100.000%

  SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION; OPEN MARKET PURCHASES

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances we are required to offer to purchase the notes as set forth below under "-- Repurchase at the Option of Holders." We may at any time and from time to time purchase notes in the open market or otherwise.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to an offer by the Company (a "Change of Control Offer") on the terms described below. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, for the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each registered holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures described below and in such notice.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Credit Agreement prohibits the Company from redeeming or purchasing any notes, and also provides that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when those agreements prohibit the Company from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with the foregoing provisions would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement and could also constitute a default under those other agreements. See "Risk Factors -- Risks Related to the Exchange Notes -- We may not be able to repurchase the notes upon a change of control."

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.

     Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     The Change of Control provisions of the indenture may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

  ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by (a) an executive officer of the Company if the value is less than $10.0 million and evidenced by an officer's certificate delivered to the trustee or (b) the Company's Board of Directors if the value is $10.0 million or more and evidenced by a resolution of such Board of Directors delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, or Cash Equivalents, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

             (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

          (1) to repay, repurchase, redeem, defease or otherwise acquire or retire Senior Debt of the Company or any Indebtedness of a Restricted Subsidiary or the 5.5% convertible subordinated notes due 2004 of the Company;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure in a Permitted Business; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an "Asset Sale Offer") to all holders of notes and to the extent required, to all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes (in integral multiples of $1,000) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of notes and other pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such other pari passu Indebtedness, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than three Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company will apply all Excess Proceeds to the purchase of notes and the other pari passuIndebtedness to be purchased (on a pro rata basis, if applicable) or, if notes and such other pari passu Indebtedness in an aggregate principal amount less than the Excess Proceeds has been tendered, all notes and pari passuIndebtedness tendered in response to the Asset Sale Offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The paying agent will promptly (but in any case not later than three Business Days after termination of the Asset Sale Offer Period) mail to each holder of notes properly tendered the payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Credit Agreement and other agreements governing the Company's Indebtedness prohibit the Company from purchasing any notes, and also provide that certain asset sales would constitute a default or require repayment of the Indebtedness under these agreements. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with the foregoing provisions would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Credit Agreement and could also constitute a default under such other agreements.

     The Asset Sale provisions of the indenture may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date notes are first issued (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the notes are first issued to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds (or the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) received by the Company since the date notes are first issued as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

             (c) to the extent that any Restricted Investment that was made after the date notes are first issued is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, including without limitation repayment of principal of any Restricted Investment constituting a loan or advance (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

             (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date notes are first issued, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or
        (ii) the aggregate fair market value of the Company's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary and all Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary that were treated as Restricted Payments since such designation, in each case as of the date of such Investment.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration the dividend payment or distribution within 60 days would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any existing or former employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period;

          (6) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the indenture to the extent such dividends are included in the definition of "Fixed Charges";

          (7) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

          (8) any purchase, redemption or other acquisition or retirement of the Company's 5.5% Convertible Subordinated Notes due 2004 prior to their Stated Maturity; and

          (9) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date notes are first issued not to exceed $20.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors, whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $175.0 million;

          (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the notes issued on the date notes are first issued and the Exchange Notes, including, in each case, the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement and Subsidiary Guarantees of any additional notes that may be issued in the future in accordance with this covenant;

          (4) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2),
     (3), (5) or (14) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

             (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

             (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or a Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the normal course of business and not for speculative purposes, designed to protect the Company or its Restricted Subsidiary against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred or against fluctuations in the price of commodities used by that entity at the time;

          (8) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that in the event the Indebtedness that is being Guaranteed is subordinated in right of payment to the notes or a Subsidiary Guarantee, then the Guarantee of that Indebtedness by the Company or the Guarantor shall be subordinated in right of payment to the notes or the Guarantor's Subsidiary Guarantee, as the case may be;

          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

          (11) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, bid, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

          (13) Indebtedness represented by agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (14) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition); provided that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (14); and

          (15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $30.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such item of Indebtedness in any manner that complies with this covenant.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

  LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the indenture and the notes are secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or Subsidiary Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales."

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date notes are first issued and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date notes are first issued;

          (2) the indenture, the notes and the Subsidiary Guarantees;

          (3) applicable law or any applicable rule, regulation or order of any court or governmental authority;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in any contract or lease entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness; provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (12) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption
     "-- Liens" that limits the right of the debtor to dispose of the assets securing the Indebtedness.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

          (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

          (3) immediately after such transaction no Default exists; and

          (4) immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" or the Fixed Charge Coverage Ratio of the Company or the surviving Person, as applicable, or of the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction.

     In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Notwithstanding the preceding clause (4), (i) any Restricted Subsidiary of the Company may consolidate with, merge into or sell, assign, transfer or convey all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company to another state of the United States so long as the amount of our Indebtedness and the Indebtedness of our Restricted Subsidiaries is not increased thereby.

  TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the holders of such Affiliate Transaction from a financial point of view or that the terms of the Affiliate Transaction are no less favorable to the Company or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction with an unrelated person or entity.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

          (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

          (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

          (6) Restricted Payments that are permitted by the covenant described above under the caption "-- Restricted Payments;"

          (7) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or stock option or stock ownership plans approved by the Board of Directors;

          (8) loans or advances to employees in the ordinary course of business and consistent with past practices, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

          (9) indemnification agreements with, and payments made, to officers, directors and employees of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions; and

          (10) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the date notes are first issued, and any amendments, modifications, supplements, extensions or renewals of those agreements; provided that the amendments, modifications, supplements, extensions or renewals are no more disadvantageous, taken as a whole, to the holders of the notes than the terms of the agreements in effect on the date notes are first issued.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first or second paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  ADDITIONAL SUBSIDIARY GUARANTEES

     If any Restricted Subsidiary that is not a Guarantor guarantees, assumes or in any other manner becomes liable with respect to Indebtedness of the Company or any Guarantor, then that Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it so became liable with respect to such Indebtedness; provided that the foregoing shall not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the provisions described under "-- Designation of Restricted and Unrestricted Subsidiaries" for so long as it continues to constitute an Unrestricted Subsidiary. Upon the release, termination or satisfaction of that Restricted Subsidiary's guarantee or assumption of such Indebtedness, that Restricted Subsidiary's Subsidiary Guarantee shall automatically be released and terminated.

  BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the trustee and registered holders of notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     In addition, following the consummation of this exchange offer, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," or "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets;"

          (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "-- Certain Covenants -- Restricted Payments," "-- Repurchase at the Option of Holders -- Asset Sales," or "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date notes are first issued, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

          (7) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (9) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes (i) waive any existing Default and its consequences under the indenture except a continuing Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on, the notes and (ii) rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default, the Company is required to deliver to the trustee a statement specifying such Default. The trustee may withhold from holders of the notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal of, or interest or premium or Liquidated Damages, if any, on, the notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligations to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

             (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date notes are first issued, there has been a change in the applicable federal income tax law,

        in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the day of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and, subject to certain exceptions, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in currency other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) make any change in the ranking or priority of any note that would adversely affect the noteholder;

          (9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (10) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

          (5) to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture; or

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     As permitted by Delaware law, our certificate of incorporation contains a provision pursuant to which application may be made to a court of equitable jurisdiction within the State of Delaware to order a meeting of our creditors or a class of our creditors whenever a compromise or arrangement is proposed between us and our creditors or a class of our creditors. If 75% of our creditors or that class of creditors, as the case may be, agrees to any compromise or arrangement, such compromise or arrangement, if sanctioned by the court, will be binding on all of our creditors or that class of creditors and on us. This provision is also applicable to any compromise or arrangement between us and our shareholders or a class of our shareholders. The certificates of incorporation of certain subsidiary guarantors also contain similar provisions.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The exchange notes initially will be represented by one or more permanent global notes in registered form without interest coupons. The global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  DEPOSITARY PROCEDURES

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the global notes; and

          (2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of an interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

  EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form ("certificated notes") if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

          (3) there has occurred and is continuing a Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  SAME-DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement because it, and not this description, defines your registration rights as holders of these notes. See "Where You Can Find More Information."

     The Company, the Guarantors and the initial purchasers of the private notes entered into the registration rights agreement on the closing of the offering of the private notes. Pursuant to the registration rights agreement, the Company and the Guarantors have agreed to file with the SEC a registration statement on the appropriate form for the Exchange Offer under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer registration statement, the Company and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

     A holder of notes (other than certain specified holders) who wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under the registration rights agreement, the Company is required to allow such broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer registration statement in connection with the resale of such Exchange Notes for a period of one year after the expiration date of the Exchange Offer (or such shorter period during which such broker-dealers are required by law to deliver such prospectus).

     If:

          (1) the Company and the Guarantors are not

             (a) required to file the Exchange Offer registration statement; or

             (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

          (2) any holder of Transfer Restricted Securities notifies the Company within 20 business days following consummation of the Exchange Offer that:

             (a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or

             (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales; or

             (c) that it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the SEC a shelf registration statement to cover resales of the notes by the holders of the notes who satisfy certain conditions in connection with the shelf registration statement.

     Holders reselling notes pursuant to the shelf registration statement will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages described below. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

     A holder reselling notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such resales. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Company.

     The Company and the Guarantors will use their commercially reasonable best efforts to cause the applicable registration statement to be declared effective at the earliest possible time by the SEC.

     For purposes of the foregoing, "Transfer Restricted Securities" means each note until:

          (1) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Securities Act;

          (2) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer registration statement;

          (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

          (4) the date on which such note is sold pursuant to Rule 144 or may be sold pursuant to Rule 144(k) under the Securities Act.

     The registration rights agreement provides that:

          (1) the Company and the Guarantors will file an Exchange Offer registration statement with the SEC on or prior to 90 days after the closing of this offering;

          (2) the Company and the Guarantors will use their commercially reasonable best efforts to have the Exchange Offer registration statement declared effective by the SEC on or prior to 180 days after the closing of this offering;

          (3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company and the Guarantors will

             (a) commence the Exchange Offer; and

             (b) use their commercially reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer registration statement was declared effective by the SEC, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

          (4) if obligated to file the shelf registration statement, the Company and the Guarantors will use their commercially reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 180 days after such obligation arises.

     If:

          (1) the Company and the Guarantors fails to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

          (3) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days after the Exchange Offer registration statement is declared effective by the SEC; or

          (4) the shelf registration statement or the Exchange Offer registration statement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose during the periods specified in the registration rights agreement

(each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes. Liquidated Damages will not accrue under more than one of the preceding clauses (1) through (4) at any one time.

     All accrued Liquidated Damages will be paid by the Company and the Guarantors on each day that interest is payable under the notes or the Exchange Notes to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,

"control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, including by means of a merger, consolidation or similar transaction; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors' qualifying shares).

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

          (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable, services or other assets in the ordinary course of business or the sale of inventory to any joint venture, in which the Company owns directly or indirectly at least 50% of the Equity Interests, for resale by such joint venture to its customers in the ordinary course of business of its business.

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments;"

          (7) dispositions in connection with Permitted Liens;

          (8) the sale of a rig built by the Company or any of its Restricted Subsidiaries for the purpose of sale to a customer where the sale proceeds are recorded in the Company's consolidated financial statements as operating income in accordance with generally accepted accounting principles in the United States.

          (9) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or its Restricted Subsidiaries;

          (10) any trade or exchange by the Company or any Restricted Subsidiary of one or more drilling rigs for one or more other drilling rigs owned or held by another Person, provided that (A) the fair market value of the drilling rig or rigs traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the drilling rig or rigs (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, in each case as determined as provided in the final paragraph of the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments" and (B) such exchange is approved by a majority of the disinterested members of the Board of Directors of the Company; and

          (11) any transfer by the Company or any Restricted Subsidiary to its customers of drill pipe, tools and associated drilling equipment utilized in connection with a drilling contract for the employment of a drilling rig in the ordinary course of business and consistent with past practice.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement (or any affiliate of such lender party meeting such requirements) or with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development (or any affiliate of such commercial bank meeting such requirements), having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 270 days after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act);

          (2) the adoption of a plan by the stockholders of the Company relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange
     Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; or

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations incurred with respect to Indebtedness, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) all extraordinary, unusual or non-recurring items of loss or expense; minus

          (6) all extraordinary, unusual or non-recurring items of gain or revenue; minus

          (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, amounts in clauses (1), (2), (4), (5) and (6) relating to any Restricted Subsidiary that is not a

Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (that has not been obtained) and by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

          (3) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date notes are first issued under the indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, to be dated as of the date that the notes are initially issued, among the Company and the lenders parties thereto, providing for up to $100.0 million of term loan borrowings and $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders or another lender or lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to compliance by the Company with the Change of Control Offer and Asset Sale Offer provisions of the indenture described above under the caption "Repurchase at the Option of Holders" and unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date notes are first issued.

     "Exchange Notes" means the notes issued in the Exchange Offer pursuant to the indenture.

     "Exchange Offer" has the meaning set forth for such term in the registration rights agreement.

     "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries (other than any other Permitted Debt) in existence on the date notes are first issued, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations incurred with respect to Indebtedness; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems any Disqualified Stock or preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurs (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

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     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date notes are first issued.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of any Indebtedness in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

     "Guarantors" means each of:

          (1) the Company's Domestic Subsidiaries in existence of the date on the indenture;

          (2) Parker Drilling Offshore International, Inc., but only for so long as it guarantees the Company's 10.125% senior notes due 2009; and

          (3) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) foreign exchange contracts and currency protection agreements;

          (3) any commodity futures contract, commodity option or other similar agreement or arrangement; and

          (4) other similar agreements or arrangements.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments;

          (3) in respect of banker's acceptances or letters of credit (or reimbursement agreements in respect thereof) or similar instruments;

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          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing the net obligations of such Person under any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others to the extent secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of and other Investments in such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), other than gains associated with reimbursements for lost or damaged tools in the ordinary course of business, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such

     Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any amounts required to be applied to the repayment of Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium and Liquidated Damages, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Permitted Business" means the lines of business conducted by us and our Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by our Board of Directors.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Company; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

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

          (6) any Investments received (a) in satisfaction of judgments or in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

          (7) guarantees (including Subsidiary Guarantees) of Indebtedness permitted under the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8) Hedging Obligations permitted to be incurred under the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (10) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $2.0 million at any one time outstanding;

          (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $35.0 million.

     "Permitted Liens" means:

          (1) Liens securing Indebtedness and other obligations under any Credit Facility permitted to be incurred under the indenture;

          (2) Liens securing the notes and Subsidiary Guarantees;

          (3) Liens existing on the date notes are first issued;

          (4) Liens in favor of the Company or the Guarantors;

          (5) Liens to secure Indebtedness of any Restricted Subsidiaries that are not Guarantors; provided that the Indebtedness is permitted by the terms of the indenture to be incurred;

          (6) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or otherwise becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or such Person becoming a Restricted Subsidiary of the Company and do not extend to any assets other than those of such Person;

          (7) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such acquired property;

          (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (9) Liens securing Permitted Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or distributions in respect thereof) that secured or, under the written arrangements under which the original Lien arose, could secure the Indebtedness being refinanced;

          (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

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

          (11) Liens securing Hedging Obligations related to Indebtedness permitted under the indenture;

          (12) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (15) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (16) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (17) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (18) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (19) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

          (20) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

     Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (7) or (8) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to the covenant described above under the caption "-- Repurchase at Option of Holders -- Asset Sales." For purposes of this definition, the term "Indebtedness" will be deemed to include interest on such Indebtedness.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated

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

     in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Permitted Refinancing Indebtedness is incurred either by (i) the Company or a Guarantor or (ii) by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "SEC" means the Securities Exchange Commission.

     "Senior Debt" means:

          (1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

             (a) any liability for federal, state, local or other taxes owed or owing by the Company;

             (b) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

             (c) any trade payables;

             (d) any Indebtedness that is incurred in violation of the indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided that all Unrestricted Subsidiaries will be excluded from all calculations under Rule 1-02(w) of Regulation S-X.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means any Guarantee by a Guarantor of the Company's payment Obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

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

     "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or preferred stock of a Guarantor at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or redemption or similar payment in respect of the Disqualified Stock or preferred stock of a Guarantor by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

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                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any exchange notes received in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that for a period of up to one year after the expiration date of this exchange offer, we will use our commercially reasonable best efforts to keep the registration statement effective and will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the exchange notes; or

     - a combination of such methods of resale.

     The exchange notes may be sold from time to time:

     - at market prices prevailing at the time of resale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.

     Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on these resales of exchange notes and any commissions or concessions received by any person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the private notes, including any broker-dealers, and certain parties related to these holders, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of private notes for exchange notes should not be treated as a taxable transaction for United States Federal income tax purposes because the terms of the exchange notes should not be considered to differ materially in kind or in extent from the terms of the private notes. Rather, the exchange notes received by a holder of private notes should be treated as a continuation of such holder's investment in the private notes. As a result, there should be no material United States Federal income tax consequences to holders exchanging private notes for exchange notes.

     If you are considering an exchange of your private notes for the exchange notes, you should consult your own tax advisor(s) concerning the tax consequences arising under state, local, or foreign laws of such an exchange.

                         VALIDITY OF THE EXCHANGE NOTES

     The validity of the exchange notes will be passed upon for Parker Drilling Company by Bracewell & Patterson, L.L.P., Houston, Texas.


                            INDEPENDENT ACCOUNTANTS


     The consolidated financial statements of Parker Drilling Company and its subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated herein by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     With respect to the unaudited consolidated financial information of Parker Drilling Company and its subsidiaries for the three months periods ended March 31, 2003 and 2002 and the three and six months periods ended June 30, 2003 and 2002 and the three and nine months periods ended September 30, 2003 and 2002, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 28, 2003, August 4, 2003 and October 31, 2003, incorporated by reference into this prospectus, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INFORMATION CONTAINED IN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. NEITHER THE MAKING OF THE EXCHANGE OFFER PURSUANT TO THIS PROSPECTUS NOR THE ACCEPTANCE OF PRIVATE NOTES FOR EXCHANGE PURSUANT THERETO SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PARKER DRILLING COMPANY AND ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     EACH BROKER-DEALER WHO HOLDS PRIVATE NOTES ACQUIRED FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES AND WHO RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR SUCH PRIVATE NOTES PURSUANT TO THE EXCHANGE OFFER MUST DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE NOTES.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Where You Can Find More Information...    i
Prospectus Summary....................    1
Risk Factors..........................    7
Special Note Regarding Forward-Looking
  Statements..........................   16
Use of Proceeds.......................   17
Ratio of Earnings to Fixed Charges....   17
Selected Historical Consolidated
  Financial Data......................   18
The Exchange Offer....................   19
Description of the Exchange Notes.....   28
Plan of Distribution..................   65
Material United States Federal Income
  Tax Considerations..................   66
Validity of the Exchange Notes........   66
Independent Accountants...............   66


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $175,000,000

                            PARKER DRILLING COMPANY

                  -------------------------------------------

                             PRELIMINARY PROSPECTUS

                  -------------------------------------------

                               OFFER TO EXCHANGE

                          9 5/8% SENIOR NOTES DUE 2013
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                                      FOR
                          ALL OUTSTANDING UNREGISTERED
                          9 5/8% SENIOR NOTES DUE 2013
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The By-laws of Parker Drilling Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Parker Drilling Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director to Parker Drilling Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     Parker Drilling Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

     Pursuant to the registration rights agreement, Parker Drilling Company has agreed to indemnify holders of registrable notes against certain liabilities. Also pursuant to the registration rights agreement, Parker Drilling Company and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  4.1*      --  Indenture, dated as of October 10, 2003, among Parker
                Drilling Company, the guarantors named therein and JPMorgan
                Chase Bank, as Trustee.
  4.2*      --  Form of 9 5/8% Senior Note due 2013 (contained in the
                Indenture filed as Exhibit 4.1).
  4.3*      --  Registration Rights Agreement, dated as of October 10, 2003, among Parker Drilling Company, the guarantors named therein,
                Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc
                of America Securities LLC.
  5.1       --  Validity Opinion of Bracewell & Patterson, L.L.P.
 12.1*      --  Computation of Ratio of Earnings to Fixed Charges for the
                fiscal year ended August 31, 1998, the four months ended
                December 31, 1998, the years ended December 31, 1999, 2000,
                2001 and 2002 and the six months ended June 30, 2002 and
                2003.
 12.2       --  Computation of Ratio of Earnings to Fixed Charges for the
                nine months ended September 30, 2002 and
                2003 -- Incorporated by reference to Exhibit 12.1 to Parker
                Drilling Company's Quarterly Report on Form 10-Q for the
                quarter ended September 30, 2003 (File No. 001-07573), filed on November 13, 2003
 15.1*      --  Letter re Unaudited Interim Financial Information.
 15.2       --  Letter re Unaudited Interim Financial
                Information -- Incorporated by reference to Exhibit 15 to
                Parker Drilling Company's Quarterly Report on Form 10-Q for
                the quarter ended September 30, 2003 (File No. 001-07573), filed on November 13, 2003
 23.1       --  Consent of PricewaterhouseCoopers LLP.
 23.2       --  Consent of Bracewell & Patterson, L.L.P. (included in their validity opinion filed as Exhibit 5.1).
 24*        --  Powers of attorney.
 25.1*      --  Form T-1 Statement of Eligibility Under the Trust Indenture
                Act of 1939 of JPMorgan Chase Bank.
 99.1       --  Form of Letter of Transmittal
 99.2       --  Form of Notice of Guaranteed Delivery
 99.3       --  Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                Companies and other Nominees
 99.4       --  Form of Broker's Letter to Clients
 99.5       --  Form of Exchange Agreement between Parker Drilling Company and JPMorgan Chase Bank


---------------


* Previously filed.


     (b) Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

     (c) There are no reports, opinions or appraisals included herein.

ITEM 22.  UNDERTAKINGS

     1. (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY

                                          By:      /s/ JAMES W. WHALEN
                                            ------------------------------------
                                            Name: James W. Whalen
                                              Title:   Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          Chairman of the Board
 ------------------------------------------------
                 Robert L. Parker

                        *                             Director, President and Chief Executive Officer
 ------------------------------------------------
               Robert L. Parker Jr.

               /s/ JAMES W. WHALEN                   Senior Vice President and Chief Financial Officer
 ------------------------------------------------
                 James W. Whalen

                        *                                                Director
 ------------------------------------------------
               R. Rudolph Reinfrank

                        *                                                Director
 ------------------------------------------------
               John W. Gibson, Jr.

                        *                                                Director
 ------------------------------------------------
               Bernard Duroc-Danner

                        *                                                Director
 ------------------------------------------------
                 James E. Barnes

                        *                                                Director
 ------------------------------------------------
                 Robert M. Gates


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          ANACHORETA, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          CANADIAN RIG LEASING, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                         President and Director
 ------------------------------------------------
                 John G. Williams


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          CHOCTAW INTERNATIONAL RIG CORP.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------
                Theophile Begnaud

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
               David William McCann

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          CREEK INTERNATIONAL RIG CORP.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
              Douglas Walter Parker

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker

                        *                                                Director
 ------------------------------------------------
                Ronald P. Whitmire


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          DGH, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          INDOCORP OF OKLAHOMA, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARDRIL, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER AVIATION, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                 James W. Blakey

                        *                                                Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING (KAZAKSTAN), LTD.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY EASTERN
                                          HEMISPHERE, LTD.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker

                        *                                                Director
 ------------------------------------------------
                  Garth Pickard

                        *                                                President
 ------------------------------------------------
                   John R. Gass

             *By: /s/ JAMES W. WHALEN
   -------------------------------------------
                 James W. Whalen
                 Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY
                                          INTERNATIONAL LIMITED

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker

                        *                                                Director
 ------------------------------------------------
                Ronald P. Whitmire


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY
                                          INTERNATIONAL, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                                President
 ------------------------------------------------
                Gregory L. Helmen

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker

                        *                                                Director
 ------------------------------------------------
                  Garth Pickard


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY LIMITED

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY NORTH AMERICA,
                                          INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF ARGENTINA,
                                          INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                         President and Director
 ------------------------------------------------
              Douglas Walter Parker

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF BOLIVIA,
                                          INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                   John R. Gass

                        *                                         President and Director
 ------------------------------------------------
              Douglas Walter Parker

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF MEXICO, LLC

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             President, Chief Executive Officer and Manager
 ------------------------------------------------        of Parker Drilling Offshore USA, L.L.C.,
                  Steve Pittillo                                      its sole member


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF NEW GUINEA,
                                          INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                                President
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
               David William McCann

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF NIGER, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker

                        *                                                Director
 ------------------------------------------------
              Douglas Walter Parker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF OKLAHOMA,
                                          INCORPORATED

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                         President and Director
 ------------------------------------------------
              Douglas Walter Parker

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF SINGAPORE,
                                          LTD.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING COMPANY OF SOUTH
                                          AMERICA, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                         President and Director
 ------------------------------------------------
              Douglas Walter Parker

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING MANAGEMENT SERVICES,
                                          INC.

                                          By: /s/ BRUCE J. KORVER
                                            ------------------------------------
                                            Name:    Bruce J. Korver
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                                Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                         President and Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING OFFSHORE CORPORATION

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:                          /s/ JAMES W. WHALEN
        ------------------------------------------
                                   James W. Whalen
                                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING OFFSHORE
                                          INTERNATIONAL, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                         President and Director
 ------------------------------------------------
                   John R. Gass

                        *                                                Director
 ------------------------------------------------
                 Garth C. Pickard

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER DRILLING OFFSHORE USA, L.L.C.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                              President, Chief Executive Officer and Manager
 ------------------------------------------------
                  Steve Pittillo


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER NORTH AMERICA OPERATIONS, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                 Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                                 Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                                President
 ------------------------------------------------
                  Steve Pittillo

                        *                                                 Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER OFFSHORE RESOURCES, L.P.

                                          By: Parker Drilling Management
                                              Services, Inc.,
                                            its general partner

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             Director of Parker Drilling Management Services,
 ------------------------------------------------                           Inc.
                 Bruce J. Korver

                        *                             Director of Parker Drilling Management Services,
 ------------------------------------------------                           Inc.
                  Steve Pittillo

                        *                             Director of Parker Drilling Management Services,
 ------------------------------------------------                           Inc.
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER TECHNOLOGY, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                 Director
 ------------------------------------------------
                   John R. Gass

                        *                                          President and Director
 ------------------------------------------------
                   Denis Graham

                        *                                                 Director
 ------------------------------------------------
                 Bruce J. Korver


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER TECHNOLOGY, L.L.C.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Manager
 ------------------------------------------------
                   Denis Graham


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER TOOLS, LLC

                                          By: /s/ JEAN ANN WHITE
                                            ------------------------------------
                                            Name:    Jean Ann White
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------
                     Tom Junk

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                 Bruce J. Korver

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                  Steve Pittillo

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER USA DRILLING COMPANY

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                                President
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER USA RESOURCES, LLC

                                          By: /s/ JEAN ANN WHITE
                                            ------------------------------------
                                            Name:    Jean Ann White
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------
                     Tom Junk

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                 Bruce J. Korver                                      its sole member

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                  Steve Pittillo                                      its sole member

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                 David W. Tucker                                      its sole member


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PARKER-VSE, INC.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          PD MANAGEMENT RESOURCES, L.P.

                                          By: Parker Drilling Management
                                              Services, Inc.,
                                              its general partner

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                 Bruce J. Korver                                    its general partner

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                  Steve Pittillo                                    its general partner

                        *                            Director of Parker Drilling Management Services,
 ------------------------------------------------                          Inc.,
                 David W. Tucker                                    its general partner


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          QUAIL TOOLS, L.P.

                                          By: Quail USA, LLC, its general
                                          partner

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------           the sole member of Quail USA, LLC,
                 Bruce J. Korver                                    its general partner

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------           the sole member of Quail USA, LLC,
                  Steve Pittillo                                    its general partner

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------           the sole member of Quail USA, LLC,
                 David W. Tucker                                    its general partner


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          QUAIL USA, LLC

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------
                W. Kirk Brassfield

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                 Bruce J. Korver

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                  Steve Pittillo

                        *                            Director of Parker Drilling Offshore Corporation,
 ------------------------------------------------                     its sole member
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          SELECTIVE DRILLING CORPORATION

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                Theophile Begnaud

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2003.


                                          UNIVERSAL RIG SERVICE CORP.

                                          By: /s/ DAVID W. TUCKER
                                            ------------------------------------
                                            Name:    David W. Tucker
                                            Title:   Vice President and
                                                     Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on December 17, 2003.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                Director
 ------------------------------------------------
                 Bruce J. Korver

                        *                                         President and Director
 ------------------------------------------------
                  Steve Pittillo

                        *                                                Director
 ------------------------------------------------
                 David W. Tucker


 *By:              /s/ JAMES W. WHALEN
        ------------------------------------------
                     James W. Whalen
                     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  4.1*      --  Indenture, dated as of October 10, 2003, among Parker
                Drilling Company, the guarantors named therein and JPMorgan
                Chase Bank, as Trustee.
  4.2*      --  Form of 9 5/8% Senior Note due 2013 (contained in the
                Indenture filed as Exhibit 4.1).
  4.3*      --  Registration Rights Agreement, dated as of October 10, 2003, among Parker Drilling Company, the guarantors named therein,
                Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc
                of America Securities LLC.
  5.1       --  Validity Opinion of Bracewell & Patterson, L.L.P.
 12.1*      --  Computation of Ratio of Earnings to Fixed Charges for the
                fiscal year ended August 31, 1998, the four months ended
                December 31, 1998, the years ended December 31, 1999, 2000,
                2001 and 2002 and the six months ended June 30, 2002 and
                2003.
 12.2       --  Computation of Ratio of Earnings to Fixed Charges for the
                nine months ended September 30, 2002 and
                2003 -- Incorporated by reference to Exhibit 12.1 to Parker
                Drilling Company's Quarterly Report on Form 10-Q for the
                quarter ended September 30, 2003 (File No. 001-07573), filed on November 13, 2003
 15.1*      --  Letter re Unaudited Interim Financial Information.
 15.2       --  Letter re Unaudited Interim Financial
                Information -- Incorporated by reference to Exhibit 15 to
                Parker Drilling Company's Quarterly Report on Form 10-Q for
                the quarter ended September 30, 2003 (File No. 001-07573), filed on November 13, 2003
 23.1       --  Consent of PricewaterhouseCoopers LLP.
 23.2       --  Consent of Bracewell & Patterson, L.L.P. (included in their validity opinion filed as Exhibit 5.1).
 24*        --  Powers of attorney.
 25.1*      --  Form T-1 Statement of Eligibility Under the Trust Indenture
                Act of 1939 of JPMorgan Chase Bank.
 99.1       --  Form of Letter of Transmittal
 99.2       --  Form of Notice of Guaranteed Delivery
 99.3       --  Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                Companies and other Nominees
 99.4       --  Form of Broker's Letter to Clients
 99.5       --  Form of Exchange Agreement between Parker Drilling Company and JPMorgan Chase Bank


---------------


* Previously filed.